EXHIBIT 10.12

FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED

COLLATERAL AGENCY AGREEMENT

THIS FOURTH AMENDMENT to FOURTH AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of October 25, 2019 (this “Amendment”), is among WORLD OMNI LT, a Delaware statutory trust (the “Borrower”), WORLD OMNI LEASE FINANCE LLC, a Delaware limited liability company (“WOLF LLC”), AUTO LEASE FINANCE LLC, a Delaware limited liability company (the “Initial Beneficiary”), AL HOLDING CORP., a Delaware corporation (“ALHC”), as Closed-End Collateral Agent, BANK OF AMERICA, N.A. (the “Deal Agent”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as Closed-End Administrative Agent and the lenders party hereto (the “Required Warehouse Lenders”).

Background

1.       The Borrower, the Initial Beneficiary, ALHC, the Deal Agent, U.S. Bank and certain secured parties from time to time have entered into that certain Fourth Amended and Restated Collateral Agency Agreement, dated as of December 15, 2009, as amended by the First Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 30, 2015, the Second Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 27, 2017, and the Third Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 26, 2018, each among the Borrower, WOLF LLC, the Initial Beneficiary, ALHC, the Deal Agent, U.S. Bank and certain secured parties (as further amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.       The parties hereto desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

SECTION 1.      Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2.      Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1              The definition of “One-Month LIBOR” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

““One-Month LIBOR” means, with respect to the last Business Day of each calendar week and for any Warehouse Facility:

(a) the rate per annum (carried out to the fifth decimal place) equal to the rate that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX” (the “LIBOR Screen Rate”) for deposits in Dollars having a one-month maturity, determined as of approximately 11:00 a.m. (London time), or

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(b) in the event that the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Warehouse Facility Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars having a one-month maturity, determined as of approximately 11:00 a.m. (London time), or

(c) in the event the rates referenced in the preceding subsections (a) or (b) are not available, the rate per annum determined by the applicable Warehouse Facility Agent as the rate of interest at which deposits in Dollars in same day funds and having a one-month maturity would be offered by its London Branch (the “Eurodollar Office”) to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (London time);

provided, however, that notwithstanding anything to the contrary in this Agreement or any other Basic Documents, if the applicable Warehouse Facility Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Warehouse Lenders notify such Warehouse Facility Agent (with, in the case of the Required Warehouse Lenders, a copy to the Borrower) that the Borrower or Required Warehouse Lenders (as applicable) have determined, that:

(a)	adequate and reasonable means do not exist for ascertaining One-Month LIBOR for any requested date of determination, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)	the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over the applicable Warehouse Facility Agent has made a public statement identifying a specific date after which One-Month LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to such Warehouse Facility Agent, that will continue to provide One-Month LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)	syndicated loans currently being executed, or that include language similar to that contained in this definition, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, then, reasonably promptly after such determination by the applicable Warehouse Facility Agent or receipt by such Warehouse Facility Agent of such notice, as applicable, such Warehouse Facility Agent and the Borrower may amend this Agreement to replace One-Month LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any

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evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by such Warehouse Facility Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after such Warehouse Facility Agent shall have posted such proposed amendment to all Warehouse Facility Lenders and the Borrower unless, prior to such time, the Warehouse Facility Lenders comprising the Required Warehouse Lenders have delivered to such Warehouse Facility Agent written notice that such Required Warehouse Lenders (A) in the case of an amendment to replace One-Month LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace One-Month LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Warehouse Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for such Warehouse Facility Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by such Warehouse Facility Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the applicable Warehouse Facility Agent will promptly so notify the Borrower and each Warehouse Facility Lender.  Thereafter, (x) the obligation of the Warehouse Facility Lenders to determine interest with respect to the Discount Rate shall be suspended, and (y) the One-Month LIBOR component shall no longer be utilized in determining the Discount Rate.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the applicable Warehouse Facility Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

For the avoidance of doubt: (a) in no event will the Closed-End Administrative Agent be responsible for (i) determining One-Month LIBOR or any substitute for One-Month LIBOR or (ii) making any adjustments to the alternative benchmark or the spread thereon, the business day convention, interest determination dates and any related provisions and definitions or any other relevant methodology for

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calculating such substitute or successor benchmark; and (b) in connection with any of the matters referenced in clause (a) of this sentence, the Closed-End Administrative Agent will be entitled to conclusively rely on any determinations made by the applicable Warehouse Facility Agent, the Borrower or Required Warehouse Lenders in regards to such matters and will have no liability for such actions taken at the direction of such Warehouse Facility Agent, the Borrower or Required Warehouse Lenders.”

2.2              Appendix A of the Agreement is hereby amended by adding each of the following definitions in its appropriate alphabetical order:

““LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Discount Rate, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the applicable Warehouse Facility Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by such Warehouse Facility Agent in a manner substantially consistent with market practice (or, if such Warehouse Facility Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as such Warehouse Facility Agent determines is reasonably necessary in connection with the administration of this Agreement).”

““Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace One-Month LIBOR in loan agreements similar to this Agreement.”

““SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.”

““SOFR-Based Rate” means SOFR or Term SOFR.”

““Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the applicable Warehouse Facility Agent) one-month and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the applicable Warehouse Facility Agent from time to time in its reasonable discretion.”

SECTION 3.      Miscellaneous. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to otherwise applicable principles of conflicts of law (other than Section

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5-1401 of the New York General Obligations Law). This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 4.      Effective Date of this Amendment. This Amendment shall become effective on the date that the Deal Agent shall have received the following:

(a)               counterparts of this Amendment (including facsimile copies) duly executed by all of the parties hereto;

(b)               an Officer’s Certificate of the Borrower to the Closed-End Administrative Agent to the effect that this Amendment will not materially adversely affect the interests of any Exchange Noteholder; and

(c)               a tax opinion, as required pursuant to Section 9.5 of the Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

WORLD OMNI LT.,
as Borrower

By: VT INC., as trustee

By:	/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Its:	Vice President

AUTO LEASE FINANCE LLC,
as Initial Beneficiary

By:	/s/ Ronald J. Virtue
Name:	Ronald J. Virtue
Its:	Assistant Treasurer

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AL HOLDING CORP. as Closed-End Collateral Agent

By:	/s/ Albert J. Fioravanti
Name:	Albert J. Fioravanti
Title:	President

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BANK OF AMERICA, N.A., as Deal Agent, Group Agent and as an Alternate Lender

By:	/s/ Christopher C. Jonas
Name:	Christopher C. Jonas
Title:	Director

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U.S. BANK NATIONAL ASSOCIATION, as Closed-End Administrative Agent

By:	/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Title:	Vice President

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GOTHAM FUNDING CORPORATION, as a Conduit Lender

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

MUFG BANK, LTD., as a Group Agent

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

MUFG BANK, LTD., as an Alternate Lender

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

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TD SECURITIES INC., as a Group Agent

By:	/s/ Peter O’Sullivan
Name:	Peter O’Sullivan
Title:	Director

THE TORONTO-DOMINION BANK,
as an Alternate Lender

By:	/s/ Bradley Purkis
Name:	Bradley Purkis
Title:	Managing Director

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WELLS FARGO BANK, N.A., as a Group Agent and as an Alternate Lender

By:	/s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Managing Director

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ACKNOWLEDGED AND AGREED:
WORLD OMNI LEASE FINANCE LLC

By:	/s/ Ronald J. Virtue
Name:	Ronald J. Virtue
Title:	Assistant Treasurer

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